                                                              EXHIBIT 4.(a)(xxv)

                            DATED JANUARY 17, 2002

                       RED-M (COMMUNICATIONS) LIMITED (1)

                                     - and -

                             M WILSON AND OTHERS (2)

                                     - and -

                              MADGE NETWORKS NV (3)

                                     - and -

                               THE APAX FUNDS (4)

                                     - and -

                              THE AMADEUS FUNDS (5)

                                     - and -

                          INTEL CAPITAL CORPORATION (6)

       -------------------------------------------------------------------
                                  AMENDMENT TO
                             SHAREHOLDERS AGREEMENT
       -------------------------------------------------------------------

                                                              Amendment Number 2


AMENDMENT TO SHAREHOLDERS AGREEMENT dated 17th January 2002

PARTIES:

(1) RED-M (COMMUNICATIONS) LIMITED a company incorporated in England and Wales under Number 03985301 whose registered office is at Wexham Springs, Framewood Road, Wexham, Slough, Berkshire SL3 6PJ ("COMPANY").

(2)      THE PERSONS whose names and addresses are set out in Schedule 1.

(3) MADGE NETWORKS NV a company incorporated in the Netherlands whose address is at Transpolis Schiphol Airport, Polaris Avenue, 23, 2132 JH Hoofddorp, The Netherlands ("MADGE").

(4) AP V GMBH & CO KG, a company incorporated in Germany (registered no HRA 78582) whose principal address is Nussbaumstrasse 8, 80336 Munich, Germany, APAX EUROPE V - A, L.P., a Delaware limited partnership established under the Delaware Revised Uniform Limited Partnership Act (the "EUROPE A FUND"), APAX EUROPE V - B, L.P., an English limited partnership established under the Limited Partnerships Act 1908 (the "EUROPE B FUND"), APAX EUROPE V-C GMBH & CO KG, a German limited partnership (Kommanditgesellschaft) established under the German Civil Code (Handelsgesetzbuch) (the "EUROPE C FUND"), APAX EUROPE V - D, L.P., an English limited partnership established under the Limited Partnerships Act 1908 (the "EUROPE D FUND"), APAX EUROPE V - E, L.P., an English limited partnership established under the Limited Partnerships Act 1908 (the "EUROPE E FUND"), APAX EUROPE V - F, C.V., a Dutch limited partnership (commanditaire vennootschap) established under the Wetboek van Koophandel (the "EUROPE F Fund"), and APAX EUROPE V - G, C.V., a Dutch limited partnership (commanditaire vennootschap) established under the Wetboek van Koophandel (the "EUROPE G FUND"), each having its principal place of business at 13-15 Victoria Road, St. Peter Port, Guernsey, GY1 3ZD and each acting by its investment manager Apax Partners Europe Managers Limited whose registered office is at 15 Portland Place, London W1B 1PT, (collectively referred to as "APAX" and individually referred to as an "APAX FUND").

(5) AMADEUS II A, a limited partnership established in England under the Limited Partnership Act 1907, whose principal place of business is at 5 Shaftesbury Road, Cambridge, CB2 2BW acting by its manager, AMADEUS CAPITAL PARTNERS LIMITED having its registered office at 5 Shaftesbury Road, Cambridge, CB2 2BW ("AIIA"), AMADEUS II B, a limited partnership established in England under the Limited Partnership Act 1907, whose principal place of business is at 5 Shaftesbury Road, Cambridge, CB2 2BW acting by its manager, AMADEUS CAPITAL PARTNERS LIMITED having its registered office at 5 Shaftesbury Road, Cambridge, CB2 2BW ("AIIB"), AMADEUS II C, a limited partnership established in England under the Limited Partnership Act 1907, whose principal place of business is at 5 Shaftesbury Road Cambridge CB2 2BW acting by its manager, AMADEUS CAPITAL PARTNERS LIMITED having its registered office at 5 Shaftesbury Road, Cambridge, CB2 2BW ("AIIC"), AMADEUS II GMBH & CO KG, a German limited partnership acting by its manager AMADEUS CAPITAL PARTNERS LTD ("AKG"), AMADEUS II AFFILIATES, a limited partnership established in England under the Limited Partnership Act 1907, whose principal place of business is at 5 Shaftesbury Road, Cambridge, CB2 2BW acting by its manager, AMADEUS CAPITAL PARTNERS LIMITED having its registered office at 5 Shaftesbury Road, Cambridge, CB2 2BW ("AII AFFILIATES"). (AIIA, AIIB and AIIC, AKG and AII Affiliates collectively referred to as "AMADEUS" and individually to as an "AMADEUS FUND").

(6) INTEL CAPITAL CORPORATION a Cayman Islands company whose registered office is situated at the offices of Caledonian Bank & Trust Limited, Caledonian House, PO Box 1043, George Town, Grand Cayman, Cayman Islands ("INTEL").

RECITALS:

WHEREAS the parties entered into a Shareholders Agreement dated September 10, 2001 (the "Shareholders Agreement").

WHEREAS in consideration of the mutual covenants herein the parties wish to amend the terms of the Shareholders Agreement on the terms and conditions of this amendment agreement.

IT IS AGREED:

1. Clause 8 of the Shareholders Agreement be substituted in its entirety by the following Clause:-

"8.      MADGE NON-COMPETE UNDERTAKINGS*

8.1 Madge undertakes with the Company that, except with the written consent of the Board (excluding the Madge Directors) and as covered by the exception in Clause 8.2 below:

         8.1.1 that for a period commencing on the date hereof and expiring on the date twelve months after the Termination Date it will not whether by itself, through its employees or agents or otherwise howsoever and whether on its behalf or on behalf of any person, firm, company or other organisation, directly or indirectly:

                  8.1.1.1 in competition with any member of the Group within the Restricted Area be engaged or otherwise interested in the business of manufacturing, designing, distributing, selling, supplying or otherwise dealing with Goods with the exception of wireless NIC Cards (for use in PC's and Laptops only, not to be used in PDA's and other handheld devices);

                  8.1.1.2 in competition with any member of the Group, solicit business from or canvas any Customer or Prospective Customer if such solicitation or canvassing is in respect of Goods;

----------
* Confidential Treatment for various items in this section requested by Madge Networks N.V.

                  8.1.1.3 in competition with any member of the Group accept orders for Goods from any Customer or Prospective Customer;

                  8.1.1.4 solicit or induce or endeavour to solicit or induce any person who on the Termination Date was a director/manager of any member of the Group to cease working for or providing services to the Group, whether or not any such person would thereby commit a breach of contract;

                  8.1.1.5 employ or otherwise engage in the business of manufacturing, distributing, designing, selling, supplying or otherwise dealing with Goods any person who was during the 12 months preceding the Termination Date employed or otherwise engaged by any member of the Group and who by reason of such employment or engagement is in possession of any trade secrets or confidential information relating to the business of any member of the Group or who has acquired influence over its Customers and Prospective Customers;

                           interfere or seek to interfere with the continuance of supplies to any member of the Group (or the terms of such supplies) from any suppliers who shall have been supplying components for material or services to any member of the Group;

         8.1.2 for the purposes of clauses 8.1 to 8.10 the following words shall have the following meanings:

                  8.1.2.1 "GOODS" shall mean Bluetooth or 802.11 wireless LAN or PAN networking solutions or directly competing technology with the exception of wireless NIC Cards (for use in PC's and Laptops only, not to be used in PDA's or other handheld devices);

                  8.1.2.2 "SERVICES" shall mean the provision of managed services relating to Bluetooth or 802.11 wireless LAN or PAN networking solutions or directly competing technology;

                  8.1.2.3 "CUSTOMER" shall mean any person, firm, company, or other organisation whatsoever to whom or which any member of the Group distributed, sold or supplied Goods during the one year immediately preceding the Termination Date;

                  8.1.2.4 "PROSPECTIVE CUSTOMER" shall mean any person, firm, company or other organisation whatsoever with whom or which any member of the Group had negotiations or discussions regarding the possible distribution, sale or supply of Goods during the twelve months immediately preceding the Termination Date;

                  8.1.2.5  "RESTRICTED AREA" shall mean

                           8.1.2.5.1 United Kingdom, the European Union, the United States, Canada and Japan; and

                           8.1.2.5.2 any other country in the world where, on the Termination Date, any member of the Group was engaged in the manufacture, distribution, design, sale or supply or otherwise dealt with Goods;

                  8.1.2.6 "TERMINATION DATE" shall mean the date that Madge ceases to hold 20% or more of the issued share capital of the Company.

8.2 Madge shall be permitted to manufacture, design, distribute, sell, supply or otherwise deal with wireless NIC Cards (for use in PC's and Laptops only, not to be used in PDA's and other handheld devices).

8.3 Madge, during the period that Clause 8.1 is in effect, agrees not to, through its employees or agents or otherwise howsoever and whether on its own behalf or on behalf of any person, firm, company or other organisation, directly or indirectly, distribute, sell or otherwise deal with Goods which have been manufactured, designed, distributed, sold, or supplied by the following companies who are deemed to directly compete with the Company's Access Points, Access Servers and Genos products: XXX (together referred to as the "Competitors"). Subject always to the provisions of Clause 8.1, this Clause shall not apply to:-

         8.3.1 any companies or businesses which are acquired by any of the Competitors after the date of this amendment agreement and which companies or businesses have executed a legally binding agreement with Madge prior to such acquisition. In the event that this subclause 8.3.1 applies, Madge shall not enter into any further relationship, agreement or arrangement with such companies or businesses which is outside the terms of the legally binding agreement referred to above in this subclause 8.3.1;

         8.3.2 any companies in which any of the Competitors have a minority interest provided such companies are not also listed as one of the Competitors in Clause 8.3.

8.4 Subject always to the provisions of Clause 8.1, in the event Madge wishes to include Goods or Services in the product range of Madge during the period that Clause 8.1 is in effect, Madge shall give the Company the opportunity to be the exclusive supplier to Madge of such Goods or Services in accordance with the following procedure:

                  (a) Madge shall give the Company written notice of its intention to include Goods or Services in its product range as soon as reasonably practicable, such written notice to include sufficient details to enable the Company to provide a quote for such Goods or Services;

                  (b) the Company shall notify Madge within thirty (30) days of receiving written notice from Madge pursuant to subclause (a) as to whether it wishes to supply such Goods or Services and shall provide Madge with a written quote for such Goods or Services;

                  (c) Following receipt from the Company of the written quote in accordance with subclause (b), Madge shall be entitled to approach third parties for the purposes only of obtaining similar quotes for such Goods and Services. Subject to the terms of any confidentiality agreements Madge may have entered into with third parties, Madge shall give the Company the opportunity (if necessary) to improve its quote. Madge shall act reasonably and in good faith and shall not make any unreasonable requests of the Company. If the Company's quote is at least as competitive as any quote from a third party and Madge and the Company can agree terms Madge shall place such business for such Goods and Services solely with the Company.

                  (d) If the Company notifies Madge that the Company does not wish to supply the Goods or Services, fails to notify Madge within the thirty (30) day period referred to in subclause
                  (b), fails to provide a competitive quote, or the parties fail to agree upon the terms of supply by the Company in accordance with subclause (c) then;

                            (i) if the Goods or Services requested by Madge
                  pursuant to this Clause are in the Company's immediate product plan at the time of the request, Madge shall be permitted to obtain such Goods or Services from a third party supplier (subject always to the provisions of Clause 8.3) for resale but shall not be permitted to design, develop or manufacture the Goods or Services itself.

                           (ii) if the Goods or Services requested by Madge
                  pursuant to this Clause are not in the Company's immediate product plan at the time of the request, then Madge shall be permitted to obtain such Goods or Services from a third party supplier (subject always to the provisions of Clause 8.3) for resale and/or to design, develop or manufacture such Goods or Services itself.

8.5 Madge (having taken independent legal advice) agrees with the Company that the above non-compete undertakings are reasonable and necessary for the protection of the legitimate interests of the Initial Investors.

8.6 While the above undertakings are considered to be reasonable it is agreed that if any such undertakings shall be adjudged to go beyond what is reasonable for the protection of the interests of the Company but would be reasonable if part or parts were deleted or modified, the relevant undertaking or undertakings shall apply with such deletion and/or modification as may be necessary to make it or them valid and effective.

8.7 Madge shall procure that each group company of Madge complies with this clause 8.

8.8 Nothing contained in this Clause 8 shall preclude or restrict Madge or a group company of Madge acquiring another company, group of companies, business or undertaking (the "ACQUIRED UNDERTAKING") whose business or businesses include(s) any of the businesses which would, following such acquisition, be subject to the restrictions set out in clause 8.1 and Clause 8.3 (the "RELEVANT BUSINESS") provided that the annual turnover of the Relevant Business as shown in the most recently audited annual accounts of the Acquired Undertaking prior to the date of the acquisition did not account for more than 5 per cent of the aggregate turnover of the Acquired Undertaking, as shown by such accounts and Madge shall ensure that such part of the Relevant Business as is subject to the restrictions set out in this clause 8 is disposed of within 6 months of acquisition to a third party or parties.

8.9 In relation to any Board meetings to consider, or action to be taken by the Company in respect of any breach or suspected breach by Madge of this clause 8, Madge shall procure that its Nominated Directors shall not attend such Board meetings (unless requested by the Initial Investors) and shall not vote thereat and will permit the prosecution of such matter by the Apax Director and Amadeus Director on behalf of the Board (or a committee of the Board appointed by them).

8.10 Notwithstanding the provisions of the above non-compete undertakings, in the event that:

         8.10.1 Madge shall during the term of this Agreement supply any services within the Restricted Area, which compete with any Services provided by the Company; or

         8.10.2 the Company shall during the term of this Agreement supply any Services within the Restricted Area, which compete with any services provided by Madge or any member of the Madge group;

         the board of Madge shall meet with the Board in order to resolve the conflict of interests between the respective businesses of the Company and Madge and the Company and Madge acting in good faith shall use their respective best endeavours to reach a workable solution to their mutual benefit."

2 This amendment agreement is supplemental to the Shareholders Agreement and the provisions of the Shareholders Agreement (as amended by this amendment agreement) shall accordingly remain in full force and effect.

3. This amendment agreement may be executed in any number of counterparts, each of which when executed and delivered is an original, but all the counterparts together constitute the same document.

4.       This amendment agreement is governed by English law.

EXECUTED the day and year first before written.




                                   SCHEDULE 1
                       (Employee and Trustee Shareholders)

SIGNED for and on behalf of RED-M                   ) /s/ M WILSON
(COMMUNICATIONS) LIMITED in the presence of:        ) /s/ C ROBBINS





SIGNED by MICHAEL WILSON in the presence of:        ) /s/ M WILSON
                                                    ) /s/ C ROBBINS





SIGNED by SIMON GAWNE in the presence of:           ) /s/ S GAWNE
                                                    ) /s/ C ROBBINS





SIGNED by CLIVE MAYNE in the presence of:           ) /s/ C MAYNE
                                                    ) /s/ C ROBBINS




SIGNED by ALISON EDGE in the presence of:           ) /s/ A EDGE
                                                    ) /s/ C ROBBINS




SIGNED by DUNCAN SIMPSON in the presence of:        ) /s/ D SIMPSON
                                                    ) /s/ C ROBBINS




SIGNED for and on behalf of RED-M TRUSTEE LIMITED   ) /s/ A BRETT
in the presence of:                                 ) /s/ C ROBBINS

The Common seal of                                  ) /s/ TIM SCOTT WARREN
COMPASS TRUSTEES LIMITED was hereunto affixed       ) /s/ ALAN HARRISON
in the presence of:                                 ) /s/ WITNESS



SIGNED for and on behalf of MADGE  NETWORKS  NV in  ) /s/ M MALINA
the presence of:                                    ) /s/ K HALLGATE



SIGNED  for and on  behalf  of AP V GMBH & CO.  KG  )
by:                                                 ) /s/ DIRECTOR



EXECUTED for and on behalf of APAX PARTNERS         )
EUROPE MANAGERS LIMITED acting in its capacity as   )
manager of APAX EUROPE V-A, L.P. by:                ) /s/ P ENGLANDER



EXECUTED for and on behalf of APAX PARTNERS         )
EUROPE MANAGERS LIMITED acting in its capacity as   )
manager of APAX EUROPE V-B, L.P. by:                ) /s/ P ENGLANDER



EXECUTED for and on behalf of APAX PARTNERS         )
EUROPE MANAGERS LIMITED acting in its capacity as   )
manager of APAX EUROPE V-C, GMBH & CO. KG by:       ) /s/ P ENGLANDER



EXECUTED for and on behalf of APAX PARTNERS         )
EUROPE MANAGERS LIMITED acting in its capacity as   )
managers of APAX EUROPE V-D, L.P. by:               ) /s/ P ENGLANDER
                                       9

EXECUTED for and on behalf of APAX PARTNERS         )
EUROPE MANAGERS LIMITED acting in its capacity as   )
manager of APAX EUROPE V-E, L.P. by:                ) /s/ P ENGLANDER





EXECUTED for and on behalf of APAX PARTNERS         )
EUROPE MANAGERS LIMITED acting in its capacity as   )
manager of APAX EUROPE V-F, C.V. by:                ) /s/ P ENGLANDER





EXECUTED for and on behalf of APAX PARTNERS         )
EUROPE MANAGERS LIMITED acting in its capacity as   )
manager of APAX EUROPE V-G, C.V. by:                ) /s/ P ENGLANDER



EXECUTED for and on behalf of AMADEUS CAPITAL       )
PARTNERS LIMITED acting in its capacity as          )
manager of AMADEUS II A by:                         ) /s/ H HAUSER



EXECUTED for and on behalf of AMADEUS CAPITAL       )
PARTNERS LIMITED acting in its capacity as          )
manager of AMADEUS II B by:                         ) /s/ H HAUSER



EXECUTED for and on behalf of AMADEUS CAPITAL       )
PARTNERS LIMITED acting in its capacity as          )
manager of AMADEUS II C by:                         ) /s/ H HAUSER

EXECUTED for and on behalf of AMADEUS CAPITAL       )
PARTNERS LIMITED acting in its capacity as          )
manager of AKG by:                                  ) /s/ H HAUSER



EXECUTED for and on behalf of AMADEUS CAPITAL       )
PARTNERS LIMITED acting in its capacity as          )
manager of AII AFFILIATES by:                       ) /s/ H HAUSER



EXECUTED for and on behalf of INTEL CAPITAL         )
CORPORATION by:                                     )
                                                    )

By:      /s/ G KERSHAW

Name:    GARY KERSHAW

Title:   ASSISTANT TREASURER

                                       11